UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2016

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 29, 2016, the board of directors (the “Board”) of NiSource Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) to implement proxy access. Article IV, Section (s) has been added to permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s capital stock entitled to vote in the election of directors continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to the greater of two or 20% of the Board, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Amended and Restated Bylaws. The amendment is effective immediately.
The foregoing description of the changes effected by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this current report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of NiSource Inc., adopted on January 29, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: February 1, 2016	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of NiSource Inc., adopted on January 29, 2016